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EXHIBIT 10.20

GROUND LEASE AGREEMENT

LANDLORD:	Centex Retail Vista Ridge I, L.P.
TENANT:	Chicago Pizza and Brewery, Inc.

LEASE AGREEMENT

        This Lease Agreement ("Lease") is entered into by and between CENTEX RETAIL VISTA RIDGE I, L.P., a Delaware limited partnership ("Landlord") and CHICAGO PIZZA AND BREWERY, INC., a California corporation, d/b/a BJ's Restaurant and Brewhouse ("Tenant").

ARTICLE 1

DEFINITIONS AND CERTAIN BASIC PROVISIONS

        1.1  The following list sets out certain defined terms and certain financial and other information pertaining to this Lease:

          (a)  "Landlord": Centex Retail Vista Ridge I, L.P., a Delaware limited partnership

          (b)  Landlord's address: c/o Centex Development Company, 2728 N. Harwood, Suite 300, Dallas, Texas 75201

          (c)  "Tenant": Chicago Pizza and Brewery, Inc., a California corporation, d/b/a BJ's Restaurant and Brewhouse

          (d)  Tenant's address: 16162 Beach Blvd., Suite 100, Huntington Beach, California 92647

          (e)  Tenant's trade name: BJ's Restaurant and Brewhouse

          (f)    Intentionally Deleted

          (g)  "Agents": collectively refers to Landlord's Agent and Tenant's Agent. "Landlord's Agent" means Venture Commercial Real Estate, LLC. "Tenant's Agent" means the Weitzman Group.

          (h)  "Shopping Center": Landlord's property located in the City of Lewisville, Denton County, Texas, which property is shown on Exhibit "A" attached to this Lease. With regard to Exhibit "A", the parties agree that the exhibit is attached solely for the purpose of locating the Shopping Center and the Demised Premises within the Shopping Center, and that no representation, warranty, or covenant is to be implied by any other information shown on the exhibit (i.e., any information as to buildings, tenants or prospective tenants, etc. is subject to change at any time).

          (i)    "Demised Premises": that certain parcel of real property located in the City of Lewisville, Denton County, Texas, as shown cross-hatched on Exhibit "B" attached to this Lease, and being legally described on Exhibit "B-1" attached to this Lease. The building to be erected by Tenant on the Demised Premises thereon in accordance with the Plans and Specifications described in Section 3.1(a) below is referred to herein as the "Building." Tenant acknowledges and agrees that the maximum square footage of the Building including the outdoor patio ("Patio") is 9,000 square feet. The Demised Premises must have sufficient area to enable Tenant to construct at least a 7,000 square foot Building.

          (j)    "Delivery Date": The date Landlord delivers to Tenant possession of the Demised Premises with Landlord's Work substantially completed as described on Exhibit "C".

          (k)  Lease Term: This Lease will continue in force during a period beginning on the Effective Date of this Lease and ending on the expiration of the Lease Term, unless this Lease is terminated early or extended to a later date pursuant to the terms of this Lease. The Lease Term will commence and rent will accrue beginning on the Rent Commencement Date and the Lease Term will continue for twenty (20) years after the Rent Commencement Date; provided that if the Rent Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended for said number of years and months in addition to the remainder of the calendar month in which the Rent Commencement Date occurs.

          (l)    Minimum guaranteed rental:

Lease Year	Annual Minimum Guaranteed Rental	Monthly Minimum Guaranteed Rental
Years 1-10	$115,000.00	$9,583.33
Years 11-15	$138,000.00	$11,500.00
Years 16-20	$151,000.00	$12,583.33

          (m)  Intentionally deleted.

          (n)  Intentionally deleted.

          (o)  "Rent Commencement Date": The earlier to occur of: (1) Tenant's opening for business at the Demised Premises; (2) two hundred forty (240) days after the Effective Date; or (3) one-hundred eighty (180) days after the later to occur of (a) the Delivery Date or (b) Tenant's receipt of a final building permit for the Demised Premises.

          (p)  Security deposit: $12,000.00 to be paid upon the execution of this Lease by Tenant.

          (q)  Permitted use: The Demised Premises shall be used only for the operation of a full service restaurant/brewhouse including the sale of alcohol beverages for on-premise consumption provided Tenant has obtained the necessary permits from the governing authorities. Tenant acknowledges that the above specification of a "permitted use" means only that Landlord has no objection to the specified use and does not include any representation or warranty by Landlord as to whether or not such specified use (i) complies with applicable laws and/or requires special governmental permits, or (ii) complies with restrictive covenants applicable to the Demised Premises. In this regard Tenant acknowledges that this Section 1.1(q) is subject to Sections 3.1, 9.4 and 9.5 of this Lease. Notwithstanding the foregoing, except as set forth in Section 5.2.17 of the Reciprocal Easement Agreement between Landlord and Costco Wholesale Corporation, recorded in Volume 4736, Page 00961 of the real property records of Denton County, Texas, Landlord represents and warrants that to its current actual knowledge, there are no restrictive covenants applicable to the Demised Premises that would prevent the operation of the Demised Premises for the permitted use.

          (r)  Effective Date: January 14, 2002.

ARTICLE 2

GRANTING CLAUSE

        2.1  Landlord leases the Demised Premises to Tenant upon the terms and conditions set forth in this Lease.

ARTICLE 3

DELIVERY OF PREMISES; CONSTRUCTION OF PREMISES

        3.1  Except to the extent modified by Landlord's express assumption of construction obligations in Exhibit "C" attached to this Lease, and except as provided in the last sentence of this Section 3.1, the Demised Premises is being leased "AS IS," with Tenant accepting all defects, if any; and Landlord makes no warranty of any kind, express or implied, with respect to the Demised Premises (without limitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Demised Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). This Section 3.1 is subject to any contrary requirements under applicable law; however, in this regard Tenant acknowledges that it has been given the opportunity to inspect the Demised Premises and to have qualified experts inspect the Demised Premises prior to the execution of this

Lease. To Landlord's current actual knowledge, there has been no storage or disposal of any toxic or hazardous substances at the Demised Premises during Landlord's ownership of the Demised Premises.

          (a)  Tenant shall construct or cause to be constructed, at Tenant's sole cost and expense (except as otherwise provided in Exhibit "C-1" attached hereto), the Building, together with the parking areas, driveways, sidewalks and other improvements to be located upon the Demised Premises (the "Improvements"), in accordance with the final detailed plans and specifications ("Plans and Specifications") and the detailed site plan ("Site Plan") each to be prepared forthwith by Tenant and delivered to Landlord for Landlord's approval. Tenant covenants to deliver the Plans and Specifications and the Site Plan to Landlord for approval prior to March 1, 2002. Approval by Landlord shall not be unreasonably withheld, provided that the Plans and Specifications and Site Plan: (i) relate to a "pizza and brewery restaurant"; (ii) are consistent with the preliminary site plan attached as Exhibit "B" to this Lease, as well as with prototype drawings delivered to Landlord by Tenant; (iii) provide for a building height no greater than twenty-eight (28) feet above finished grade; and (iv) provide for a building "footprint" (i.e., ground area) of no larger than 8,349 square feet. Landlord shall promptly approve or specify in detail any deficiencies in the proposed Plans and Specifications and Site Plan; and in the event of Landlord's disapproval, Tenant shall in good faith attempt to remedy all deficiencies reasonably specified by Landlord. If Landlord fails to specify its objections in detail by written notice delivered to Tenant within ten (10) business days after the date of Tenant's delivery to Landlord of the proposed Plans and Specifications and Site Plan, Landlord's approval shall be deemed to have been given. Upon approval by Landlord, two or more sets of the final approved Plans and Specifications and Site Plan shall be signed by both parties and shall be deemed incorporated into this Lease.

          (b)  Landlord and Tenant acknowledge that the preliminary site plan attached as Exhibit "B" to this Lease provides for 125 parking spaces, which is approximately 10 spaces short of code requirements for the City of Lewisville ("City"). Tenant represents that any changes made to the Site Plan will not reduce the number of parking spaces below 125. In that regard, Landlord will attempt to obtain an agreement from the City allowing the Demised Premises to have fewer parking spaces than would otherwise be required by the applicable city code. If Landlord is successful in procuring the City's approval in the reduction of the required amount of parking spaces, Tenant agrees to accept the Demised Premises with such fewer parking spaces. Tenant agrees to cooperate with Landlord in Landlord's attempt to obtain this agreement with the City. If Landlord is unsuccessful in obtaining such an agreement from the City, Landlord agrees to provide up to an additional ten (10) parking spaces to Tenant by either (i) providing a non-exclusive easement to use such additional spaces located in the Shopping Center Common Areas adjacent to the Demised Premises and entering into the written agreement allowing Tenant to "count" ten (10) of the Shopping Center's spaces towards Tenant's parking requirements as provided in Section 2.02(a) of the OEA (as defined in Section 7.3 hereof) or (ii) reconfiguring the Demised Premises, in Landlord's reasonable discretion, to provide such additional spaces. In either event, Landlord and Tenant will cooperate with each other in order to provide to Tenant the required parking to meet the City's parking requirements.

          (c)  All architects, engineers, the general contractor and others to be employed in connection with the construction shall be selected by Tenant; provided, however, that Landlord's written approval of all engineers, architects, and contractors (which shall not be unreasonably withheld) must be obtained. Landlord agrees to provide such written approval or disapproval of Tenant's architects, engineers, or contractors within five (5) days after receiving Tenant's request for such approval. The supervising architect shall be a member in good standing of the American Institute of Architects or of another organization having comparable accreditation and the general contractor's financial condition and responsibility shall be such as to enable Tenant to obtain a payment bond and performance bond.

          (d)  Promptly after the signing of the Plans and Specifications and Site Plan by both parties, Tenant shall request bids from general contractors for the purpose of constructing the Improvements in accordance with such Plans and Specifications and Site Plan. Upon receipt of bids, Tenant shall approve a general contractor from the bidders, and Tenant shall execute a construction contract with such contractor upon terms satisfactory to Tenant for construction of such Improvements on the Premises; provided, however, that as part of the construction contract, Tenant must require that the general contractor waive and relinquish any and all mechanics lien claims which it might have against the fee simple title and Landlord's interest in the Demised Premises as the result of the construction of Improvements. So long as the general contractor (i) is a member in good standing with the Association of General Contractors, (ii) qualifies to obtain statutory payment bonds, and (iii) is otherwise acceptable to Landlord in its reasonable discretion, then such general contractor shall not be required to obtain a statutory payment bond in connection with the Improvements; otherwise, such general contractor must obtain such a bond. Tenant agrees to provide to Landlord upon request such information as Landlord may reasonably require with respect to the general contractor.

          (e)  Tenant's construction work shall commence no later than five (5) days after the last to occur of the following: (i) the date upon which Landlord has obtained a platting designation for the Demised Premises from the City of Lewisville, Texas; (ii) the date upon which Tenant has obtained a building permit; (iii) the date of final approval by Landlord of the Plans and Specifications and the Site Plan; or (iv) the date of substantial completion of Landlord's Work (as defined in Exhibit "C"). Tenant agrees to submit any required applications for its building permit to the City of Lewisville, Texas on or before January 15, 2002, and to use its best efforts to obtain such building permit. Tenant shall also use commercially reasonable efforts to complete the contribution of its building within 180 days after commencement of construction.

          (f)    Landlord and Tenant agree that although Landlord will be the owner of the Demised Premises (as well as reversion rights to the Improvements after the conclusion of this Lease), Tenant shall nevertheless be responsible for: (i) the payment or other release of all claims by contractors and subcontractors; and (ii) all maintenance, repair and replacements during the term of this Lease.

          (g)  Tenant shall retain, during the term of this Lease, the original counterparts of all warranties and guaranties pertaining to Improvements and equipment erected or installed upon the Demised Premises; however, on the Rent Commencement Date, Tenant shall deliver to Landlord copies of all such warranties and guaranties. In the event of termination of this Lease when any warranties or guaranties are still applicable, Tenant hereby assigns to Landlord effective as of the date of termination all such warranties and guaranties pertaining to the Improvements (including, without limitation, all heating and air conditioning equipment installed within the Improvements).

ARTICLE 4

RENT

        4.1  Rental shall accrue from the Rent Commencement Date, and shall be payable to Landlord, at Landlord's address.

        4.2  Tenant shall pay to Landlord minimum guaranteed rental in monthly installments in the amount(s) specified in Section 1.1(l) of this Lease. The first such monthly installment shall be due and payable on or before the Rent Commencement Date, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the Lease Term; provided that if the Rent Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as minimum guaranteed rental for the balance of such calendar month a sum equal to that proportion of the rent specified for the first full calendar month as herein provided, which the number of days from the Rent Commencement date to the end of the calendar month during which the Rent Commencement Date shall fall bears to the total number of days in such month.

        4.3  Intentionally deleted.

        4.4  Intentionally deleted.

        4.5  The term "Gross Sales", as used in Section 5.1 below and elsewhere in this Lease, shall be construed to include the entire amount of the sales price, whether for cash or otherwise (including the full purchase price of purchases in whole or in part by means of gift certificates, advertising certificates or trade-ins), of all sales of merchandise and services, and other receipts whatsoever, of all business conducted in or from the Demised Premises, including, by way of illustration (but in no way limited to), mail or telephone orders received or filled at the Demised Premises, "layaways" and other deposits (offset by such sums refunded to purchasers), orders taken (although such orders may be filled elsewhere), sales to employees, sales through vending machines, electronic games or other devices, and sales by any sublessee, concessionaire or licensee or otherwise (as well as licensee fees, franchise fees and similar fees) in or from the Demised Premises. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which the sale was made, irrespective of the time when Tenant receives payment from its customer.

        4.6  It is understood that the minimum guaranteed rental is payable on or before the first day of each calendar month (in accordance with Section 4.2 above) without offset or deduction of any nature. In the event any rental is not received within 10 days after its due date for any reason whatsoever, or if any rental payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay to Landlord one of the following (the choice to be at the sole option of the Landlord unless one of the choices is improper under applicable law, in which event the other alternative will automatically be deemed to have been selected): (a) a late charge in an amount equal to five percent (5%) of the rental then due, in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on the rental then due at the maximum contractual rate which could legally be charged in the event of a loan of such rental to Tenant (but in no event to exceed 1 1/2% per month), such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the rental due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest payment shall be payable as additional rental under this Lease and shall be payable immediately on demand. If any rental is paid by a check which is returned for insufficient funds, Tenant shall immediately make the required payment to Landlord in good funds; moreover, Tenant shall also pay to Landlord the amount specified above in this Section 4.6, plus an additional fee of $50.00 to compensate Landlord for its expense and effort in connection with the dishonored check.

        4.7  If Tenant fails in two consecutive months to make rental payments within ten days after due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any late charge or interest accruing pursuant to Section 4.6 above, as well as any other rights and remedies accruing pursuant to Article 22 or Article 23 below, or any other provision of this Lease or at law), that all future rental payments are to be made on or before the due date by cash, cashier's check or money order and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as provided in this Lease. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord shall not construed as a subsequent waiver of said rights.

        4.8  All amounts required to be paid by Tenant to Landlord under this Lease will be deemed to constitute additional rental for all purposes and, unless specifically provided otherwise, Tenant must pay such amounts owing within ten (10) days after Tenant's receipt of an invoice from Landlord.

ARTICLE 5

SALES REPORTS, RECORDS AND FINANCIAL STATEMENTS

        5.1  On or before the 10th day of each calendar month during the term of this Lease, Tenant shall prepare and deliver to Landlord at the place where rental is then payable a certified statement of Gross Sales made from the Demised Premises during the preceding calendar month. In addition, within sixty (60) days after the expiration of each calendar year and within sixty (60) days after the termination of this Lease if this Lease should not terminate at the end of a calendar year, Tenant shall prepare and deliver to Landlord at the place where rental is then payable a statement of Gross Sales made from the Demised Premises during the preceding calendar year (or partial calendar year), certified to be correct by an independent Certified Public Accountant. Tenant shall furnish similar statements for its licensees, concessionaires and subtenants, if any. All such statements shall be in such form as the Landlord may require; and, if requested by Landlord, Tenant shall also provide to Landlord copies of sales reports submitted by Tenant to the Comptroller of the State of Texas. Tenant acknowledges Landlord's concern for prompt, accurate sales records, inasmuch as those records enable Landlord to monitor the success of the Shopping Center. Tenant also acknowledges that its failure to submit statements of Gross Sales as required above will result in additional (although not readily ascertainable) expense to Landlord. Tenant therefore agrees that if it does not deliver to Landlord a statement of Gross Sales within ten (10) days following delivery to Tenant of a written demand from Landlord, then notwithstanding anything to the contrary contained elsewhere in this Lease, the minimum guaranteed rental for the particular month during which the statement was due and for each month thereafter (until the statement is delivered) shall automatically be increased by two hundred dollars ($200.00). In addition, if Tenant fails for two consecutive months to deliver statements of Gross Sales within the times specified in the first two (2) sentences of this Section 5.1, then for the remainder of this Lease the prerequisite of a written demand from Landlord shall cease and the rental increase of the immediately preceding sentence shall be applicable for any month in which the statement of Gross Sales is not delivered within ten (10) days following the prescribed due date. The rights of Landlord under the immediately preceding sentences are cumulative with the rights prescribed in Article 22, Article 23 and elsewhere in this Lease or at law.

        5.2  Tenant shall keep in the Demised Premises or at some other location in the city where the Demised Premises is located a permanent, accurate set of books and records of all sales of merchandise and revenue derived from business conducted in the Demised Premises, and all supporting records such as tax reports and banking records. All such books and records shall be retained and preserved for at least twenty-four (24) months after the end of the calendar year to which they relate, and shall be subject to inspection and audit by Landlord and its agents at all reasonable times.

        5.3  Tenant shall, within ten (10) days after a request from Landlord at any time thereafter, deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant and any guarantor of Tenant's obligations under this Lease.

        5.4  Landlord shall use good faith efforts to keep confidential all sales reports, records and financial statements supplied by Tenant; however, Landlord shall have the right to reveal such information to mortgagees, prospective purchasers and mortgagees (and agents in such regard) and to Landlord's own managerial and administrative staff.

ARTICLE 6

TENANT'S RESPONSIBILITY FOR TAXES
AND OTHER REAL ESTATE CHARGES

        6.1  Tenant agrees that commencing on the date that the Inspection Period (as defined in Section 28.18) expires (the "Tax Commencement Date"), Tenant shall pay as additional rent (and hold

Landlord harmless from) all taxes (both real and personal), assessments (both general and special), and governmental charges of any nature whatsoever, levied upon or assessed against the Demised Premises, including the Building, within fifteen (15) days after delivery to Tenant of tax invoices for the Demised Premises. Tenant's obligations under this paragraph shall be prorated for the partial years during which the Tax Commencement Date and the termination date occur. Landlord may, in its sole discretion, elect to have the Demised Premises separately assessed; however, in the event that the Demised Premises are not separately assessed, Tenant shall pay taxes and/or assessments within fifteen (15) days of written notice from Landlord of the amount of taxes and/or assessments then due relating to the Demised Premises as follows: (i) on the Building and all other buildings within the area assessed for such taxes and/or assessments (the "Tax Tract"), to be determined by using a proration based on square footage contained in the Building divided by the total square footage of all buildings within the Tax Tract, with either Landlord's management company or a real estate tax service reasonably acceptable to Landlord and Tenant to perform such calculations; and (ii) on the land area within the Tax Tract, to be determined by using a proration based on square footage of land area in the Demised Premises divided by the total square footage of all land area within the Tax Tract, with Landlord's management company or a real estate tax service reasonably acceptable to Landlord and Tenant to perform such calculations. Any tax, assessment or imposition levied during the year in which Landlord has obtained a separate tax designation either for the Demised Premises or for the Shopping Center shall be prorated between Landlord and Tenant. Tenant shall deliver to Landlord receipts or other reasonably satisfactory evidence of payment of all such taxes, assessments and governmental charges so paid by Tenant.

        6.2  Notwithstanding anything hereinabove to the contrary, if at any time during the term of this Lease any assessment (either general or special) is levied upon or assessed against the Demised Premises or the Building or any part thereof, and such assessment is payable in installments (without special hearing or legal action), Landlord shall elect whichever normally permitted manner of payment provides for the greatest length of time to pay in installments; and in such case Tenant shall be liable only for those installments accruing during Tenant's tenancy under this Lease.

        6.3  If at any time during the term of this Lease, there shall be levied, assessed or imposed a tax, charge or capital levy or otherwise (other than a general gross receipts or income tax) on all or a portion of the rents prescribed in this Lease, then even if such tax may be imposed by the governmental authority upon Landlord, Tenant shall pay same in the same manner as is provided above for real estate taxes.

        6.4  Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises or the Building. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

ARTICLE 7

COMMON AREA

        7.1  The term "Common Area" is defined for all purposes of this Lease as that part of the Shopping Center which is not under lease to tenants, to the extent designated by Landlord from time to time for the common use of all tenants, restaurants, retailers and other businesses (hereinafter called "Common Area Users") including among other facilities (as such may be applicable to the Shopping Center), parking areas, private drives, sidewalks and the like, and other areas and improvements provided for the common use of all such Common Area Users (but excluding space in buildings, now or hereafter existing, designed for rental for commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority), all of which shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in its reasonable discretion shall determine. Landlord reserves the right to change from time to time the dimensions or location of the Common Area as well as the location, dimensions, identity and type of any building and to construct additional buildings or additional stores on existing buildings or other improvements in the Common Area portions of the Shopping Center. Tenant and its employees, customers, and when duly authorized pursuant to the provisions of this Lease, sub-tenants, licensees and concessionaires shall have the non-exclusive easement to use the Common Area as constituted from time to time for parking, ingress, egress and common access to abutting roadways, all such use to be in common with other Common Area Users and subject to such reasonable rules and regulations governing use as Landlord from time to time may prescribe. Tenant shall not solicit business or display merchandise within the Common Area or elsewhere in the Shopping Center nor conduct any advertising or marketing program therein, or take any action which would interfere with the rights of other persons to use the Common Area or other portions of the Shopping Center without the prior written consent of the Landlord. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights. Landlord shall be responsible for the operation, management and maintenance of the Common Area, the manner of maintenance and the expenditures therefor to be in the sole discretion of Landlord, except that Landlord agrees to cause the Common Area to be maintained in good condition and repair.

        7.2  Tenant hereby grants to Landlord, to the other Common Area Users, their successors and assigns, and to the employees, customers, tenants, sub-tenants, licensees and concessionaires of each, the non-exclusive right of parking, ingress, egress and common access over and across those portions of the Demised Premises which from time to time Tenant may designate for parking areas, private drives, sidewalks and the like. Tenant further agrees that such portions of the Demised Premises shall be subject to reasonable rules and regulations relating to access and parking, to the same extent as such rules and regulations apply to the Common Area; moreover, at Landlord's option, Landlord may aggregate all portions of the Shopping Center for purposes of satisfying the parking and land area requirements for all improvements on the Shopping Center.

        7.3  This Lease will be subject and subordinate in all respects to the Operation and Easement Agreement ("OEA") to be filed of record by Landlord, which OEA will govern the Shopping Center. Tenant shall pay to Landlord as additional rent the amount of "Common Area Costs" allocated to the owner of the Premises pursuant to Article III of the OEA. Such Common Area Costs will be paid in equal monthly installments on the same day the minimum guaranteed rent is paid in accordance with Section 4.2 of this Lease and will be considered additional rent for all purposes under this Lease.

ARTICLE 8

MERCHANT'S ASSOCIATION OR PROMOTIONAL FUND

        8.1  Intentionally deleted.

        8.2  Intentionally deleted.

ARTICLE 9

USE AND CARE OF DEMISED PREMISES

        9.1  Tenant shall commence business operations from the Demised Premises on or immediately after the Rent Commencement Date and shall operate its business in an efficient, high class and reputable manner so as to produce the optimum amount of sales from the Demised Premises. After initially opening for business, Tenant may cease business operations in the Demised Premises if in its sole judgment the continued operations at the Demised Premises cannot be economically justified.

However, if Tenant does cease business operations or if it deserts or vacates the Demised Premises or any substantial portion of the Demised Premises for more than ninety (90) days, then during the period of Tenant's absence Landlord may pursue any one or more of the following options:

          (a)  Landlord may insist upon Tenant's compliance with this Lease, in which event Tenant shall continue to make payments of guaranteed minimum rent and other charges as required by this Lease, and shall otherwise comply with the terms and conditions of this Lease, except those requirements directly related to occupancy;

          (b)  Landlord may, after twenty (20) days' written notice to Tenant, sublease on Tenant's behalf the Demised Premises and Building, without the consent of Tenant, in which event Tenant shall, during the occupancy of the subtenant, be relieved of all obligations under this Lease; and

          (c)  Landlord may, after giving twenty (20) days' written notice to Tenant, terminate this Lease at any time prior to the date on which Tenant resumes operations at the Demised Premises, it being understood that such termination will constitute a release of Tenant from all obligations under this Lease which may otherwise have accrued subsequent to the date of termination.

        9.2  The Demised Premises may be used only for the purpose or purposes specified in Section 1.1(q) above, and only under the trade name specified in Section 1.1(e) above, and for no other purpose and under no other trade name. Landlord agrees not to unreasonably withhold its consent to a request by Tenant to change its trade name. Tenant has the exclusive right set forth in Exhibit "F" of this Lease, subject to the conditions and exceptions in Exhibit "F".

        9.3  Tenant shall not, without Landlord's prior written consent, keep anything on the Demised Premises or use the Demised Premises for any purpose which creates a risk of toxic or otherwise hazardous substances or which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Shopping Center. All property kept, stored or maintained upon the Demised Premises or within the Building by Tenant shall be at Tenant's sole risk. TENANT SHALL INDEMNIFY LANDLORD AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, LIENS, CLAIMS, DEMANDS, DAMAGES, EXPENSES, FEES, COSTS, FINES, PENALTIES, SUITS, PROCEEDINGS, ACTIONS AND CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ALL ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, ANY VIOLATION OR ALLEGED VIOLATION BY TENANT OF ANY LAW, RULE, REGULATION, ORDER OR DETERMINATION OF ANY GOVERNMENT AUTHORITY PERTAINING TO HEALTH OR THE ENVIRONMENT RELATING TO THE DEMISED PREMISES, THE BUILDING AND THE SHOPPING CENTER ("ENVIRONMENTAL LAWS"), HEREAFTER ARISING, EXCEPT FOR VIOLATIONS OF ENVIRONMENTAL LAW CAUSED BY LANDLORD. THIS INDEMNIFICATION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE.

        9.4  Tenant shall not conduct from the Demised Premises any fire, auction, bankruptcy, "going-out-of-business," "lost-our-lease" or similar sale; nor shall Tenant operate from the Demised Premises a "wholesale" or "factory outlet" store, a cooperative store, a "second hand" store, a "surplus" store or a store commonly referred to as a "discount house."

        9.5  Tenant shall not permit any public nuisance in the form of objectionable noises or odors to emanate from the premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Building or where the same can be seen or heard from outside the building; nor place any antenna, equipment, awning or other projection on the exterior of the Building; nor take any other action which would constitute a public nuisance or would unreasonably disturb or endanger other tenants of the Shopping Center or unreasonably interfere with their use of their respective premises; nor permit any unlawful or immoral practice to be carried on or committed from the Demised Premises; nor do anything which would tend to injure the reputation of the Shopping Center.

        9.6  Tenant shall take good care of the Demised Premises and the Building, shall keep the Demised Premises and the Building secure (i.e., Tenant acknowledges that it is not relying on any representation or warranty by Landlord in this regard), and shall keep the same free from waste at all times. Tenant shall not overload the floors in the Building, nor deface or injure the Building. Tenant shall keep the Demised Premises and sidewalks, service-ways and loading areas adjacent to the premises neat, clean and free from dirt, rubbish, ice or snow at all times. Tenant shall store all trash and garbage within the premises, or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant's expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of charges to all tenants using the service). Receiving and deliver of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas reasonably prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Shopping Center.

        9.7  Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all display windows, exterior electric signs and exterior lighting under any canopy in front of the Building lighted from dusk until 11:00 p.m., every day, including Sundays and holidays (or any other reasonable hours established by Landlord for the Shopping Center).

        9.8  Tenant shall include the address and identity of its business activities in the Demised Premises in all advertisements made by Tenant in which the address and identity of any similar local business activity of Tenant is mentioned.

        9.9  Tenant shall procure at its sole expense any permits and licenses required for the transaction of business from the Demised Premises and otherwise comply with all applicable laws, ordinances and governmental regulations applicable to Demised Premises or to the Building. In addition, if the nature of Tenant's business legally requires Tenant to take any extra precautions (for example, in the case of a business which is affected by so-called "dram shop" laws, Tenant's compliance with all "dram shop" educational programs and procedures), Tenant shall take all such extra precautions. At Landlord's request, Tenant shall deliver to Landlord copies of all such permits and licenses and proof of Tenant's compliance with all such laws, ordinances, governmental regulations and extra precautions.

        9.10 The Demised Premises shall include the Patio which is depicted and shown as the "Patio" on Exhibit "B" attached hereto. Tenant's use of the Patio shall be limited to an outdoor dining area in connection with Tenant's restaurant operations, which outdoor dining area must be operated in accordance with Landlord's rules and regulations. Tenant must obtain, at Tenant's sole cost and expense, any necessary permits or governmental approvals required for its operations within the Patio. In connection with Tenant's use of the Patio, Tenant agrees to (i) keep the Patio clean and free from rubbish, trash and garbage, (ii) comply with all governmental requirements applicable to such Patio, and (iii) obtain Landlord's approval of Tenant's proposed location and configuration of the seating on the Patio (which approval shall not be unreasonably withheld, conditioned or delayed). Landlord makes no representation or warranty that Tenant shall be able to use the Patio under applicable code requirements and Tenant shall not be entitled to a reduction in rent or any other charges if Tenant can not use such Patio as a result of applicable code requirements.

        9.11 Tenant shall at all times comply with Landlord's rules and regulations for the Shopping Center and all matters of record affecting the Demised Premises, including but not limited to, the OEA (in that regard, Tenant must, at Tenant's sole cost and expense, perform all covenants and agreements and comply with all restrictions applicable to the owner of the Demised Premises and obtain all approvals required to be obtained by the owner of the Demised Premises, including but not limited to, with respect to the use of the Demised Premises). The rules and regulations governing the Shopping Center are attached hereto as Exhibit "G" and made a part hereof for all purposes.

ARTICLE 10

MAINTENANCE AND REPAIR OF
DEMISED PREMISES AND BUILDING

        10.1 Tenant shall take good care of the Building, the parking areas, private drives, sidewalks and all other Building on the Demised Premises, throughout the term of this Lease, and shall keep them in an attractive and good condition and free from waste or nuisance of any kind. Tenant shall make repairs to such Building, parking areas, private drives, sidewalks and improvements at its sole cost and expense; and Landlord shall not be called upon to make any improvements or repairs of any kind during the term of this Lease. Tenant shall ensure that the Demised Premises at all times remains in compliance with all applicable laws. Tenant further agrees that it shall care for the landscaping, if any, on the Demised Premises, and between the Demised Premises and abutting public roadways (including, to the extent applicable, the mowing of grass, care of shrubs, watering and other landscaping requirements) during the term of this Lease. The Demised Premises shall not be maintained as, nor shall Tenant permit the Demised Premises to become, a public or private nuisance; and Tenant shall not maintain any nuisance upon the Demised Premises. At the end or other termination of this Lease, Tenant shall deliver up the Demised Premises with the Building, parking areas, private drives, sidewalks and improvements located thereon, in reasonably good repair and condition, ordinary wear and tear excepted.

ARTICLE 11

ALTERATIONS

        11.1 Tenant shall not make any alterations, additions or improvements to the exterior of the Building nor to the parking areas, driveways and common areas of the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All alterations, additions, improvements and fixtures (including, without limitation, all floor coverings and all heating and air conditioning equipment but excluding Tenant's unattached, readily movable furniture, office equipment and other trade fixtures and equipment not permanently affixed to the Building) which may be made or installed by either party upon the Demised Premises or within the Building shall remain upon and be surrendered with the Demised Premises and become the property of Landlord at the termination of this Lease.

        11.2 All construction work done by Tenant upon the Demised Premises or within the Building shall be performed in a good workmanlike manner, lien-free and in compliance with all governmental requirements, by contractors approved by Landlord in writing and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work.

        11.3 In the event Tenant uses a general contractor to perform construction work upon the Demised Premises or within the Building, Tenant shall, prior to the commencement of such work, require said general contractor to execute and deliver to Landlord a waiver and release of any and all claims against Landlord and liens against the Shopping Center to which such contractor might at any time be entitled. The delivery of the waiver and release of lien within the time period set forth above shall be a condition precedent to Tenant's ability to enter on and begin its construction work at the Demised Premises and, if applicable, to any reimbursement from landlord for its construction work.

ARTICLE 12

LANDLORD'S RIGHT OF ACCESS

        12.1 Landlord shall have the right to enter upon the Demised Premises and the Building at any reasonable time during normal business hours on reasonable notice for the purpose of completing Landlord's Work and performing any road, utility, or other infrastructure work in connection with Landlord's development of the Shopping Center, and for inspecting the Demised Premises, or of making repairs, or of showing the Demised Premises to prospective purchasers, tenants or lenders.

        12.2 Tenant will permit Landlord to place and maintain "For Rent" or "For Lease" signs on the Demised Premises during the last 180 days of the Lease Term, it being understood that such signs shall in no way affect Tenant's obligations pursuant to Section 13.1 or any other provision of this Lease.

ARTICLE 13

SIGNS; STORE FRONTS

        13.1 Tenant shall not, without Landlord's prior written consent (a) install any exterior lighting, decorations, paintings, awnings, canopies or the like, or (b) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the Demised Premises, unless such signs, lettering, placards, banners, portable signs, decorations and advertising media (including, without limitation, the sign required by Section 13.2 below) shall conform in all respects to the sign criteria established by Landlord for the Shopping Center from time to time in the exercise of its sole discretion, and shall be subject to Landlord's requirements as to construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times. Tenant shall have the right to install one free-standing single-tenant monument sign at the location shown on Exhibit "A", provided that (i) Tenant obtains Landlord's prior written approval of the location, materials, size, shape, height, lighting, color and general appearance, and (ii) such sign complies with all applicable legal requirements.

        13.2 Subject to the restrictions of Section 13.1 above, Tenant agrees to install a first-class sign on the front of the Building prior to the Rent Commencement Date and to maintain such sign in good condition and repair during the Lease Term.

ARTICLE 14

UTILITIES

        14.1 In accordance with Exhibit "C", Landlord agrees to cause to be provided to the boundary of the Demised Premises the necessary mains, conduits and other facilities necessary to supply water, gas, electricity, telephone service and sewerage service to the Demised Premises.

        14.2 Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewerage service and other utilities furnished to the Demised Premises.

        14.3 Landlord shall not be liable for any interruption whatsoever in utility services not furnished by Landlord, nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or which are necessary or useful in connection with making any alterations, repairs or improvements.

ARTICLE 15

INSURANCE COVERAGES

        15.1 Tenant must maintain a policy or policies of special form ("all risk") property insurance on the Demised Premises (including the Building and other Improvements) and all of its personal property located thereon, in an amount equal to the full replacement cost thereof and endorsed to provide that Tenant's insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord. Such insurance will be maintained at the expense of Tenant, and, subject to Section 15.5, payments for losses thereunder will be made (i) with respect to the Building and other Improvements, solely to Landlord or to the mortgagees of Landlord as their interests may appear, and (ii) with respect to Tenant's personal property, solely to Tenant. Tenant must, prior to occupancy of the Demised Premises and at Landlord's request from time to time, provide to Landlord a current certificate of insurance evidencing Tenant's compliance with this Section 15.1. Tenant must obtain the agreement of Tenant's insurers to notify Landlord at least thirty (30) days prior to any cancellation, modification or expiration of a property insurance policy.

        15.2 Tenant must maintain a policy of policies of commercial general liability insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage (including contractual indemnity and liability coverage) occurring upon, in or about the Demised Premises, with the premiums thereon fully paid on or before the due date. Such insurance must provide minimum protection of not less than $2,000,000.00 combined single limit primary coverage per occurrence of bodily injury, property damage or combination thereof. Tenant's insurance must contain an endorsement that Tenant's insurance is primary and non-contributory for claims arising out of an incident or event occurring within the Demised Premises. Tenant's insurance must contain a provision naming Landlord (and any mortgagee designated by Landlord) as an additional insured and include coverage for the contractual liability of Tenant to indemnify Landlord pursuant to the terms of this Lease. Tenant must, prior to and during all times of occupancy of the Demised Premises, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this Section 15.2. Tenant must obtain the agreement of Tenant's insurers to notify Landlord at least thirty (30) days prior to any cancellation, modification or expiration of a liability insurance policy.

        15.3 Tenant also must maintain the following insurance coverages with premiums thereon fully paid on or before the due date:

          (a)  Motor Vehicle Liability Insurance with coverage for all owned, non-owned and hired vehicles with combined limits of not less than $500,000.00 each accident for bodily or property damage; and

          (b)  Worker's Compensation Insurance providing statutory benefits to employees of Tenant in the state in which the Demised Premises are located, with a waiver or subrogation in favor of Landlord; and

          (c)  Employer's Liability Insurance with limits of not less than $100,000.00 per accident or disease and $500,000.00 aggregate by disease.

        15.4 To the extent that Tenant is engaged in the sale of alcoholic beverages, Tenant shall maintain host liquor liability/dram shop liability insurance and other insurance as may be required by Landlord protecting Landlord and Tenant for all liability arising out of the sale and consumption of beer, wine and other alcoholic beverages within the Premises, written on an occurrence basis with limits of at least $3,000,000 per occurrence.

        15.5 In the event of any termination or expiration of this Lease, any and all insurance proceeds pertaining to a casualty affecting the Building and/or other improvements located on the Demised

Premises shall be allocated between Landlord and Tenant as follows: first, to Tenant to the extent of all insurance proceeds attributable to Tenant's personal property insurance; then, to Landlord.

        15.6 If Tenant fails to make any payments required to be paid by Tenant pursuant to either Article 6 of this Lease or this Article 15, then, in addition to any other remedies provided herein, Landlord may, if it so elects (and after reasonable written notice to Tenant), pay such taxes, assessments and governmental charges or insure such buildings and Building and pay the premiums therefor. Any sums so paid by Landlord shall bear interest at the lower of 15% per annum or the maximum legal contract rate, shall be deemed to be additional rental owing by Tenant to Landlord and shall be paid with the next due installment of rent.

        15.7 The policy or policies required to be carried by Tenant under this Lease must be issued by and binding upon an insurance company licensed to do business in the state in which the Demised Premises are located having an A.M. Best Rating of "A-VII" or better.

ARTICLE 16

WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION

        16.1 Landlord and Landlord's agents and employees shall not be liable to Tenant, nor to Tenant's employees, agents or visitors, nor to any other person whomsoever, for any injury to person or damage to property caused by the Demised Premises or other portions of the Shopping Center becoming out of repair or by defect or failure of any structural element of the Building or of any equipment pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, stream, electricity or oil leaking, escaping or flowing into the Demised Premises, nor shall Landlord be liable to Tenant, nor to Tenant's employees, agents or visitors, nor to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord, Landlord shall not be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines.

        16.2

          (a)  Landlord shall not be liable to Tenant or to Tenant's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires, or of any other person entering the Shopping Center under express or implied invitation of Tenant or arising out of the use of the Demised Premises by Tenant the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations under this Lease; and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury.

          (b)  Tenant shall not be liable to Landlord or to Landlord's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Common Area caused by the negligence or misconduct of Landlord or its employees or contractors, or arising out of any breach or default by Landlord in the performance of its obligations under this Lease; and Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from any loss, expense or claims arising out of such damage or injury.

        16.3 So long as it is permissible to do so under the laws and regulations governing the writing of insurance within the State in which the Demised Premises are located, all insurance carried by either Landlord or Tenant will provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier. Unless the waivers contemplated by this sentence are not obtainable for the reasons described in this Section 16.3, Landlord waives any and all rights of recovery, claims, actions or causes of action against Tenant, and Tenant waives any and all rights of recovery, claims, actions or causes or action against Landlord, for any loss or damage to property or any injuries to or death of any person which is covered or would have been covered under the insurance policies required under this Lease. The foregoing release will not apply to losses or damages in excess of actual or required policy limits (whichever is greater) nor to any deductible (up to a maximum of $10,000) applicable under any policy obtained by the waiving party. The failure of either party (the "Defaulting Party") to take out or maintain any insurance policy required under this Lease will be a defense to any claim asserted by the Defaulting Party against the other party hereto by reason of any loss sustained by the Defaulting Party that would have been covered by any such required policy. The waivers set forth in the immediately preceding sentence will be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

ARTICLE 17

DAMAGES BY CASUALTY

        17.1 If the Building is damaged or destroyed by fire, tornado, or other casualty, Tenant shall give prompt written notice thereof to Landlord.

        17.2 If during the last two (2) years of the term of this Lease, the Building is totally destroyed by fire, tornado, or other casualty, or if during such two-year period it should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, this Lease shall, at the option of Tenant (to be exercised by written notice delivered to Landlord within forty-five (45) days after the occurrence of the casualty), terminate and the rent shall be abated during the unexpired portion of this Lease, effective with the date of such damage. In such event, all insurance proceeds shall be allocated in the same manner as is specified in Section 15.5 above.

        17.3 If the Building is damaged by fire, tornado, or other casualty but not under such circumstances as entitle Tenant to terminate pursuant to Section 17.2 above, or if under such circumstances but Tenant shall not have elected to terminate this Lease, this Lease shall not terminate, and Tenant shall, at Tenant's sole cost and expense, proceed with reasonable diligence to rebuild and repair such Building to substantially the condition in which they existed prior to such damage. The rent payable hereunder shall in no event abate during the period in which the Demised Premises or Building are untenantable.

        17.4 Tenant shall not, without Landlord's prior written consent, keep anything within the Demised Premises or Building for any purpose which invalidates any insurance policy carried on the Demised Premises or Building. All property kept, stored or maintained within the Demised Premises by Tenant shall be at Tenant's sole risk.

ARTICLE 18

EMINENT DOMAIN

        18.1 If any portion of the floor area of the Building is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall, at Tenant's option, terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

        18.2 If a portion of the floor area of the Building is taken as aforesaid, and Tenant does not terminate this Lease, the minimum guaranteed rental payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Tenant shall make all necessary repairs or alterations to the remaining premises as may be required, to make the remaining portions of the Building an architectural whole.

        18.3 If any part of the parking area of the Demised Premises is taken as aforesaid, this Lease shall not terminate, nor shall the rent payable hereunder be reduced, except that either Landlord or Tenant may terminate this Lease if the area of the parking area of the Demised Premises remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Demised Premises is less than ninety percent (90%) of the area of the parking area of the Demised Premises immediately prior to the taking. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty days after date physical possession is taken by condemning authority.

        18.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Building shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property or for the loss of Tenant's business goodwill, if any, if a separate award for such items is made to Tenant.

ARTICLE 19

ASSIGNMENT AND SUBLETTING

        19.1 Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord. Landlord agrees that it will not withhold consent in a wholly unreasonable and arbitrary manner (as further explained in Section 28.4 of this Lease); however, in determining whether or not to grant its consent, Landlord shall be entitled to take into consideration factors such as Landlord's desired tenant mix, the reputation and net worth of the proposed transferee, and the then current market conditions (including market rentals). In addition, Landlord shall also be entitled to charge Tenant a reasonable fee for processing Tenant's request. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignment and sublettings.

        19.2 Notwithstanding the provisions of Section 19.1 above, Tenant shall be permitted to assign this Lease to an affiliate of Tenant without the prior written consent of Landlord if all of the following conditions are first satisfied: (i) Tenant shall not then be in default under this Lease; (ii) a fully executed copy of such assignment and assumption of this Lease by the assignee and such other information regarding the assignment as Landlord may reasonably be request shall have been delivered to Landlord; (iii) the Demised Premises shall continue to be operated solely for the permitted use specified in Section 1.1(q); and (iv) Tenant shall pay all costs reasonably incurred by Landlord in connection with such assignment (including, without limitation, attorney's fees). Any such assignment shall be subject to the terms of Section 19.4 below. The term "affiliate" as used in this Section 19.2 shall mean an entity which (a) directly or indirectly controls Tenant, (b) is under the direct or indirect control of Tenant, or (c) is under common, direct or indirect control with Tenant. The term "control" as used in this Section 19.2 shall mean ownership of fifty-one percent (51%) of the voting interest of the controlled entity.

        19.3 Any assignee or sublessee of an interest in and to this Lease shall be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises, to have assumed all of the obligations set forth in or arising under this Lease. Such assumption shall be effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Demised Premises.

        19.4 Notwithstanding any such assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Landlord's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus incident thereto) exceeds the rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable for such transfer to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. In the event of an assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in Sections 4.1 and 4.2 of this Lease (to be applied as a credit and offset to Tenant's rental obligation).

        19.5 Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Demised Premises.

        19.6 In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Demised Premises to a person expressly assuming Landlord's obligations under this Lease, Landlord shall thereby be released from all obligations accruing after the date of the assignment, and Tenant agrees to look solely to such a successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE 20

SUBORDINATION; ATTORNMENT; ESTOPPELS

        20.1 Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Shopping Center or any portion of the Shopping Center which includes the Demised Premises, and to any renewals and extensions thereof. Tenant agrees that any mortgagee shall have the right at any time to subordinate its mortgage, deed of trust or other lien to this Lease; provided, however, notwithstanding that this Lease may be (or made to be) superior to a mortgage, deed of trust or other lien, the mortgagee shall not be liable for prepaid rentals, security deposits and claims accruing during Landlord's ownership. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises or the Shopping Center as a whole, and Tenant agrees upon demand to execute such further instruments so subordinating this Lease as Landlord may reasonably request; provided, however, that Landlord shall use good faith efforts to obtain from any such mortgagee a written agreement that after a foreclosure (or a deed in lieu of foreclosure) the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease. Notwithstanding the foregoing provisions of this Section 20.1, Landlord agrees that this Lease may not be subordinated to any mortgage or deed of trust unless such mortgagee executes and delivers to Tenant an agreement confirming that Tenant's possession of the Demised Premises will not be disturbed as long as Tenant is not in default under this Lease.

        20.2 At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord's interest in the Demised Premises has given Tenant written notice of its interest in this Lease, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien shall have received written notice of such default and a reasonable time (not less than thirty (30) days) shall thereafter have elapsed without the default having been cured.

        20.3 Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord a written statement addressed to Landlord (or to a party designated by Landlord), which statement shall identify Tenant and this Lease, shall certify that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm that Landlord is not in default as to any obligations of Landlord under this Lease (or if Landlord is in default, specifying any default), shall confirm Tenant's agreements contained above in this Article 20, and shall contain such other information or confirmations as Landlord may reasonably require.

ARTICLE 21

DIRECTION OF TENANT'S ENERGIES

        21.1 Tenant acknowledges that Tenant's monetary contribution to Landlord (in the form of rentals) and Tenant's general contribution to commerce within the Shopping Center (also important in Landlord's determination to execute this Lease with Tenant) will be substantially reduced if during the term of this Lease, either Tenant or any person, firm or corporation, directly or indirectly controlling, controlled by or under common control with Tenant shall directly or indirectly operate, manage, conduct or have any interest in any establishment within commercial proximity of the Shopping Center. Accordingly, Tenant agrees that if during the Lease Term, either Tenant or any person, firm or corporation, directly or indirectly controlling, controlled by or under common control with Tenant (and also, in the event Tenant is a corporation, if any officer of director thereof or shareholder owning more than ten percent (10%) of the outstanding stock thereof, or parent, subsidiary or related or affiliated corporation) either directly or indirectly commences operation of any restaurant that competes with the business provided herein to be conducted by Tenant at the Demised Premises, within a straight line radius of two (2) miles of the Shopping Center, which Tenant acknowledges is a reasonable area for the purpose of this provision, then in such event, thereafter the minimum guaranteed rental shall be one hundred ten percent (110%) of the amount stipulated in Section 1.1(l) and Section 4.1 of this Lease. The above adjustment in rental reflects the estimate of the parties as to the damages which Landlord would be likely to incur by reason of the diversion of business and customer traffic from the Demised Premises and Shopping Center to such other restaurant within such radius, as a proximate result of the establishment of such other restaurant. Finally, Tenant agrees that Landlord may waive, for any reason whatsoever, all rights granted to Landlord pursuant to this Section 21.1 and may sever this section from the remainder of this Lease (thereby keeping the remainder of this Lease unmodified and in full force and effect).

ARTICLE 22

DEFAULT BY TENANT AND REMEDIES

        22.1 The following events shall be deemed to be events of default by Tenant under this Lease:

          (a)  Tenant shall fail to pay any installment or rental or any other obligation under this Lease involving the payment of money and such failure shall continue for a period of ten (10) days after written notice thereof to Tenant; provided, however, that for each calendar year during which Landlord has already given Tenant two written notices of the failure to pay an installment of rental, no further notice shall be required (i.e., the event of default will automatically occur on the tenth day after the date upon which the rental was due).

          (b)  Tenant shall fail to comply with any provision of this Lease, other than as described in subsection (a) above, and either shall not cure such failure within thirty (30) days after written notice thereof to Tenant, or shall cure that particular failure but shall again fail to comply with the same provision of the Lease within three months after Landlord's written notice. Tenant's failure to perform any such obligation which may not reasonably be cured within thirty (30) days will not be considered a default if Tenant: (i) institutes good faith efforts to cure the non-performance within the thirty (30) day period; and (ii) completes performance within sixty (60) days after written notice thereof to Tenant.

          (c)  Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          (d)  Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof ("Debtor Relief Laws"); or Tenant or any guarantor of Tenant's obligations under this Lease shall be the subject of proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease under Debtor Relief Laws, and such proceedings are not discharged within sixty (60) days after commencement.

          (e)  A receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligation under this Lease and such receiver or trustee is not discharged within sixty (60) days following the appointment.

          (f)    Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or upon all or any part of the Shopping Center, and such lien is not either removed or fully bonded around within thirty (30) days after Tenant becomes aware of such lien.

        22.2 Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies:

          (a)  Without any further notice or demand whatsoever, Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the event of default, plus interest on such amount at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1 1/2% per month); and Landlord may pursue a monetary recovery from Tenant.

          (b)  Without any further notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business as required in this Lease or, having opened for business, deserts or vacates the Demised Premises (except under the circumstances described in Section 9.1 above), Landlord may enter upon and take possession of such Demised Premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this Lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Demised Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Demised Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to this subsection (b), Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that actually collected by Landlord. It is further agreed in this regard that in the event of any default described in subsection (b) of Section 22.1 of this Lease, Landlord shall have the right to enter upon the Demised Premises by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action. Finally, it is agreed that in the event of any default described in subsection (f) of Section 22.1 of this Lease, Landlord may pay or bond around such lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action.

          (c)  Landlord may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent (including any late charge or interest which may have accrued pursuant to Section 4.6 of this Lease), enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor. Tenant hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this subsection (c), said loss and damage to be determined by either of the following alternative measures of damages:

              (i)  Until Landlord is able, through reasonable efforts, the nature of which efforts shall be at the sole discretion of Landlord, to relet the Demised Premises under terms satisfactory to Landlord, in its sole discretion, Tenant shall pay to Landlord on or before the first day of each calendar month, the monthly rentals and other charges provided in this Lease. If and after the Demised Premises have been relet by Landlord, Tenant shall pay to Landlord on the 20th day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for such calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Tenant in reduction of Tenant's liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this Lease; but Tenant shall have no right to such excess other than the above-described credit.

            (ii)  When Landlord desires, Landlord may demand a final settlement. Upon demand for a final settlement, Landlord shall have a right to, and Tenant hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the term and the reasonable rental value of the Demised Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest which is allowed by law in the State of Texas when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of six percent per annum).

If Landlord elects to exercise the remedy prescribed in Section 22.2(b) above, this election shall in no way prejudice Landlord's right at any time thereafter to cancel said election in favor of the remedy prescribed in Section 22.2(c) above, provided that at the time of such cancellation Tenant is still in default. Similarly, if Landlord elects to compute damages in the manner prescribed by Section 22.2(c)(i) above, this election shall in no way prejudice Landlord's right at any time thereafter to demand a final settlement in accordance with Section 22.2(c)(ii) above. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

        22.3 It is expressly agreed that in determining "the monthly rentals and other charges provided in this Lease," as that term is used throughout Sections 22.2(c)(i) and 22.2(c)(ii) above, there shall be added to the minimum guaranteed rental (as specified in Section 1.1(l) of this Lease) a sum equal to the charges for Common Area maintenance (as specified in Section 7.3), the payments for taxes, and the real estate charges (as specified in Article 6 of this Lease).

        22.4 It is further agreed that, in addition to payments required pursuant to Sections 22.2(b) and 22.2(c) above, Tenant shall compensate Landlord for all expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, replacements, advertisements and brokerage fees), and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

        22.5 Either party may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of the other herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of the parties hereunder shall be deemed cumulative and not exclusive of each other.

        22.6 If on account of any breach or default by either party in its obligations hereunder, the other shall employ an attorney to present, enforce or defend any rights or remedies hereunder, the non-prevailing party agrees to pay any reasonable attorney's fees incurred by the prevailing party in such connection.

        22.7 In the event that any one or more provisions of this Article 22 authorizes Landlord to enter the Demised Premises, Landlord is entitled and is hereby authorized, without any notice to Tenant, to enter upon the Demised Premises by use of a duplicate key, a master key, a locksmith's entry procedures or any other means not involving personal confrontation, and to alter or change the door locks on all entry doors of the Demised Premises, thereby permanently excluding Tenant. In such event Landlord shall not be obligated to place any written notice on the Demised Premises explaining Landlord's action; moreover, if a reason for Landlord's action is the failure of Tenant to pay any one or more rentals when due pursuant to this Lease, Landlord shall not be required to provide the new key (if any) to Tenant until and unless all rental defaults of Tenant have been fully cured.

        22.8 Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 1.1(p) above, to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Tenant agrees that such deposit may be co-mingled with Landlord's other funds and is not an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease (subject to the provisions of Section 19.6 above).

        22.9 In the event of any default described in subsection (d) of Section 22.1 of this Lease, any assumption and assignment must conform with the requirements of the Bankruptcy Code which provides, in part, that the Landlord must be provided with adequate assurance: (i) of the source of rent and other consideration due under this Lease; (ii) that any assumption or assignment is subject to all of the provisions of this Lease (including, but not limited to, restrictions as to use) and will not breach any such provision contained in any other Lease, financing agreement or other agreement relating to the Shopping Center; and (iii) that any assumption or assignment will not disrupt any tenant mix or balance in the Shopping Center.

          (a)  In order to provide Landlord with the assurance contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (i) all defaults under subsection (a) of Section 22.1 of this Lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 22.1 of this Lease other than under subsection (d) of Section 22.1 must be cured within fifteen (15) days after the date of assumption; and (iii) all actual expenses incurred by Landlord (including, but not limited to, reasonable attorneys fees) must be paid to Landlord within ten (10) days after the date of assumption.

          (b)  In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with: (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord's reasonable judgment, to assure the future performance by the proposed assignee of Tenant's obligations under this Lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant's obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant's obligations under this Lease.

ARTICLE 23

LANDLORD'S CONTRACTUAL SECURITY INTEREST

        23.1 In addition to the statutory Landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated on the Demised Premises, and all proceeds therefrom, and such property shall not be removed without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Demised Premises not otherwise secured by third-party lienholders, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. Any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the above-described Demised Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; the Tenant shall pay any deficiencies forthwith. Tenant agrees that it will deliver to Landlord at least fifteen (15) days' prior written notice of the granting of any security interest in Tenant's property located at the Demised Premises.

        23.2 Notwithstanding Section 23.1, Landlord agrees that it will subordinate its security interest and landlord's lien (pursuant to the form attached hereto as Exhibit "E") to the security interest in any of Tenant's personal property held by Tenant's supplier or institutional financial source for as long as the rental account of Tenant under this Lease is current (or is brought current), provided that the subordination must be limited to a specified transaction and specified items of the fixtures, equipment or inventory involved in the transaction.

ARTICLE 24

HOLDING OVER

        24.1 In the event Tenant remains in possession of the Demised Premises after the expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying said premises as a tenant-at-sufferance at a rental equal to the daily rental herein provided plus fifty percent (50%) of such amount and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy-at-sufferance. Tenant will also pay all damages suffered by Landlord as a result of such holdover.

ARTICLE 25

NOTICES

        25.1 Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out in Section 1.1 above (or at Landlord's option, to Tenant at the Demised Premises), or such other addresses as they have theretofore specified by written notice.

        25.2 If and when included within the term "Landlord" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to the Landlord; if and when included within the term "Tenant" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payment to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment. In addition, Tenant agrees that notices to Tenant may be given by Landlord's attorney, property manager or other agent.

ARTICLE 26

COMMISSIONS

        26.1 Tenant represents and warrants that it has not contracted with any broker or agent, and has not represented to any broker or agent that Landlord will pay such broker or agent, in connection with the negotiation or execution of this Lease, other than Tenant's Agent (as defined in Section 1.1(g)). Landlord acknowledges that it has agreed to pay the Agents a commission pursuant to the terms of a separate agreement. Tenant shall have no obligation or responsibility to pay a commission to the Agents, nor any other broker's commission arising as a consequence of the negotiation and consummation of this Lease, except to the extent of any misrepresentation by Tenant in the first sentence of this paragraph; and except to the extent of any such misrepresentation by Tenant, Landlord agrees to indemnify Tenant and hold Tenant harmless for any such claims or demands.

ARTICLE 27

REGULATIONS

        27.1 Landlord and Tenant acknowledge that there are in effect federal, state, county and municipal laws, orders, rules, directives and regulations (collectively referred to hereinafter as the "Regulations") and that additional Regulations may hereafter be enacted or go into effect, relating to or affecting the Demised Premises or the Shopping Center, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, toxic or otherwise hazardous substances, and conduct of business. Subject to the express rights granted to Tenant under the term of this Lease, Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment, or do anything or permit anything to be done that would violate any of said laws, regulations or guidelines. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Shopping Center or the Demised Premises pursuant to said Regulations or any charges imposed upon Tenant, Tenant's customers or other invitees pursuant to same.

        27.2 If, by reason of any Regulations, the payment to, or collection by, Landlord of any rental or other charge (collectively referred to hereinafter as "Lease Payments") payable by Tenant to Landlord pursuant to the provisions of this Lease is in excess of the amount (the "Maximum Charge") permitted thereof by the Regulations, then Tenant, during the period (the "Freeze Period") when the Regulations shall be in force and effect shall not be required to pay, nor shall Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this Lease, Tenant, to the extent not then proscribed by law, and commencing with the first day of the month immediately following, shall pay to Landlord as additional rental, in equal monthly installments during the balance of the term of this Lease, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze Period. If any provisions of this section, or the application thereof, shall to any extend be declared to be invalid and unenforceable, the same shall not be deemed to affect any of the other provisions of this section or of this Lease, all of which shall be deemed valid and enforceable to the fullest extent permitted by law.

ARTICLE 28

MISCELLANEOUS

        28.1    Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

        28.2    Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals and other charges provided in this Lease, it being agreed that the obligations of Landlord under this Lease are independent of Tenant's obligations except as may be otherwise expressly provided. The immediately preceding sentence shall not be deemed to deny Tenant the ability of pursuing all rights granted it under this Lease or at law; however, at the direction of Landlord, Tenant's claims in this regard shall be litigated in proceedings different from any litigation involving rental claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party).

        28.3    The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Demised Premises; and Landlord shall not be personally liable for any deficiency, except that Landlord shall, subject to the provisions of Section 19.6 hereof, remain personally liable to account to Tenant for any security deposit under this Lease. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

        28.4    In all circumstances under this Lease where the prior consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Section 9.2 or Section 19.1) shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

        28.5    One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

        28.6    Whenever a period of time is herein prescribed for action to be taken by either party (other than the payment of rent or other sums due hereunder), such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God (other than weather related delays), shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

        28.7    Intentionally deleted.

        28.8    It is understood and agreed that this is a "triple net" lease in the most absolute sense. It is the intention of the parties that Landlord shall receive the rentals herein reserved free from all taxes or charges imposed upon or by reason of the Demised Premises and all expenses and charges required to be paid to maintain the Demised Premises and continue the ownership of Landlord and Landlord's successors and assigns.

        28.9    If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

        28.10    If this Lease is in fact a sublease, Tenant accepts this Lease subject to all of the terms and conditions of the underlying lease under which Landlord holds the Shopping Center as lessee. Tenant covenants that it will do no act or things which would constitute a violation by Landlord of his obligation under such underlying lease; provided, however, that Tenant's agreement in this regard is premised on Landlord's assurances to the effect that the terms of this Lease do not violate such underlying Lease.

        28.11    The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease. Venue for any action under this Lease shall be the county in which rentals are due pursuant to Section 4.1 and Section 1.1 of this Lease.

        28.12    The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

        28.13    Whenever herein the singular number is used, the same shall include the plural, and words or any gender shall include each other gender.

        28.14    The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

        28.15    This Lease contains the entire agreement between the parties, and no rights are created in favor of either party other than as specified or expressly contemplated in this Lease. No brochure, rendering information or correspondence shall be deemed to be a part of this agreement unless specifically incorporated herein by reference. In addition, no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

        28.16    LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR OF THE AGENTS OR COOPERATING AGENT, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE.

        28.17    This Lease consists of twenty-eight articles and Exhibits "A" through "G". In the event any provision of an exhibit or other attached page shall be inconsistent with a provision in the body of the Lease, the provision as set forth in the exhibit shall be deemed to control.

        28.18    The Inspection Period is that period of time beginning on January 14, 2002, and continuing for sixty (60) consecutive days (the "Inspection Period"). Anything herein to the contrary notwithstanding, it is expressly understood and agreed that Tenant shall be entitled to terminate this Lease by written notice delivered to Landlord prior to the expiration of the Inspection Period, in the event any of the following conditions remain unsatisfied:

          (a)  Tenant shall have received evidence reasonably satisfactory to it that the Demised Premises is or will be zoned for use as a "BJ's" restaurant.

          (b)  The results of a soil and engineering test to be conducted by Tenant on the Demised Premises shall be acceptable to it in light of the nature of the Building to be constructed thereon.

          (c)  Tenant shall have obtained, or received evidence satisfactory to it that it will be able to obtain, from the appropriate governmental authorities all permits and licenses necessary for the construction and operation of the Building including authorization to sell alcoholic beverages on the Demised Premises.

          (d)  Landlord shall have approved Tenant's Plans and Specifications and Site Plan.

          (e)  Landlord shall have delivered to Tenant copies of any environmental reports covering the Demised Premises which are currently in the possession of Landlord, and the environmental condition of the Demised Premises shall be satisfactory to Tenant. Tenant acknowledges that any environmental reports delivered by Landlord to Tenant were prepared by third parties, and Landlord makes no representations or warranties whatsoever with respect to the accurateness or completeness of any such reports.

          (f)    Tenant shall have obtained a satisfactory survey of the Demised Premises.

          (g)  Landlord shall have provided Tenant with a copy of its existing title insurance policy covering the Shopping Center, together with copies of any underlying documents referred to in such title policy, and Tenant shall have approved of the status of title to the Demised Premises.

In the event that Tenant delivers the prescribed termination notice to Landlord within the Inspection Period, this Lease shall automatically terminate. In the event that Tenant does not deliver the prescribed termination notice to Landlord on or prior to the expiration of the Inspection Period (time being of the essence), then Tenant shall no longer have the right to terminate this Lease pursuant to the above provisions of this Section 28.18, and this Lease shall continue in full force and effect as if the termination right never existed.

        28.19    TENANT IS HEREBY ADVISED THAT THE ENTITY COMPRISED OF LANDLORD INCLUDES CENTEX DEVELOPMENT AND/OR ITS OFFICERS. UNLESS TENANT HAS A WRITTEN AGREEMENT TO THE CONTRARY FROM VENTURE COMMERCIAL REAL ESTATE, LLC, VENTURE COMMERCIAL REAL ESTATE, LLC IS REPRESENTING LANDLORD IN THIS TRANSACTION AND THEREFORE HAS NO FIDUCIARY DUTIES TO TENANT.

ARTICLE 29

LIQUOR LICENSE

        29.1 Notwithstanding anything to the contrary set forth in this Lease, Landlord agrees that Tenant may sublease or grant a concession to a portion of the Demised Premises to an affiliated entity (the "Liquor Sublessee") which will establish and operate a Private Club (as that term is defined in Chapter 32 of the Texasd Alcoholic Beverage Code) within the Demised Premises, pursuant to a written sublease, the terms and provisions of which are subject to Landlord's prior written approval (which approval will not be unreasonably withheld, conditioned or delayed). If Tenant elects to sublease or grant a concession to a portion of the Demised Premises to the Liquor Sublessee, then such sublease or concession agreement will be subject to the following terms and conditions:

          (a)  Liquor Sublessee will be bound by and subject to, and Tenant agrees to ensure that Liquor Sublessee complies with, all of the terms and conditions of this Lease;

          (b)  Liquor Sublessee must be an entity established to hold the liquor license for the Demised Premises in accordance with all applicable laws, and Liquor Sublessee will enter into a management services agreement with Tenant, the terms and provisions of which are subject to Landlord's prior written approval (which approval will not be unreasonably withheld, conditioned, or delayed), for the sale of alcoholic beverages in the Demised Premises;

          (c)  Tenant will be responsible for ensuring that the sale of alcoholic beverages by Liquor Sublessee from the Demised Premises is in compliance with all applicable laws, rules and regulations governing the sale of alcoholic beverages from the Demised Premises;

          (d)  Landlord will not be liable to Tenant or its agents, servants, employees, contractors, customers or invitees for any injury or damage personal property caused by any act, omission or neglect of Liquor Sublessee or its agents, servants, employees, contractors, customers or invitees. Tenant agrees to protect, defend, indemnify and hold harmless Landlord from and against all liabilities, claims, suits, actions and costs (including reasonable attorneys' fees and costs of suit) arising out of or in connection with such injury or damage); and

          (e)  Either Tenant or Liquor Sublessee must maintain at all times during the Term the insurance required under Section 15.4 of this Lease.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

        EXECUTED as of the latest date accompanying a signature by Landlord or Tenant below.

LANDLORD:
CENTEX RETAIL VISTA RIDGE I, L.P., a Delaware limited partnership
By:	Centex Retail General Partner, LLC, a Delaware limited liability company, its general partner
By:
Richard C. Decker President
Date of Signature:

Taxpayer I.D. No.:	75-2747779
Address:	2728 North Harwood Dallas, Texas 75201
Attn:	President
Attn:	General Counsel
TENANT:
CHICAGO PIZZA AND BREWERY, INC.
By:

Name:

Title:

Date of Signature:

Taxpayer I.D. No.:

Address:	16162 Beach Boulevard Suite 100 Huntington Beach, California 92647

EXHIBIT "A"

SITE PLAN FOR THE SHOPPING CENTER

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EXHIBIT "B"

SITE PLAN FOR THE DEMISED PREMISES

         [To be supplied by Tenant prior to the end of the Inspection Period]

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EXHIBIT "B-1"

LEGAL DESCRIPTION FOR THE DEMISED PREMISES

        Lot 3, Block A of VISTA RIDGE SHOPPING CENTER, LOTS 1-7, BLOCK A, an addition to the City of Lewisville, Denton County, Texas, according to the plat thereof recorded in Cabinet U, Page 163 of the Plat Records of Denton County, Texas.

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EXHIBIT "C"

LANDLORD CONSTRUCTION DURING PRELIMINARY TERM

        Landlord, at Landlord's sole cost and expense, agrees to perform the following work (collectively, "Landlord's Work") with regard to the Demised Premises.

        1.    Landlord will rough grade the Demised Premises per the grading plan prepared by the Civil Engineer agreed upon by Landlord and Tenant during the Inspection Period.

        2.    Landlord will provide means of connection to water, fire water, storm sewer, gas and the conduits for telephone, electrical services, and sanitary sewer within five feet of the boundary of the Demised Premises

Domestic Water:	2" line
Sanitary Water:	6" line
Storm Water:	Brockette, Davis and Drake Civil Engineering plans dated November 11, 2001.
Gas:	Determined by Utility Company
Telephone:	2" Sch 40 conduit from telephone pedestal
Electrical:	Landlord will provide conduit to meet Tenants criteria which will be consistent for a restaurant of similar size and use.

The location of the point of connection of the above reference utility services (Gas, Telephone only) shall be approved by Tenant which approval shall not be unreasonably withheld delayed or conditioned.

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EXHIBIT "C-1"

ALLOWANCE

        Landlord will pay to Tenant up to the amount of $9,000.00 (the "Allowance") as a reimbursement for Tenant's bona fide (and verified) construction expenses paid to parties not related to Tenant for the development of the building pad ("Tenant's Pad Work").

        Landlord agrees to reimburse Tenant for its actual out-of-pocket costs to third parties, not to exceed the Allowance described above, within thirty (30) days after (i) completion of Tenant's Pad Work in accordance with Tenant's Plans and Specifications, (ii) Tenant's delivery to Landlord of a true copy of its Certificate of Occupancy (or similar governmental occupancy permit), (iii) Tenant's delivery to Landlord of all bills from Tenant's contractors, subcontractors and professionals, proof of payment therefor and final lien waivers relating thereto, (iv) Tenant's execution and delivery to Landlord of instruments required by Landlord to transfer ownership of Tenant's Pad Work to Landlord, (v) a certification from Tenant's architect that Tenant's Pad Work was performed and completed in accordance with Tenant's Plans and Specifications and all applicable laws, codes and regulations, and (vi) Tenant's commencement of business in the Premises.

        Landlord's disbursement of the Allowance or inspection of Tenant's Pad Work shall not constitute a representation or warranty of Landlord that the Premises are adequate for any use, purpose or condition or that Tenant's Pad Work has been completed in a good and workmanlike manner or that the same complies with any applicable law, but shall merely be the consent of Landlord for purposes of the disbursement of the Allowance.

EXHIBIT "D"

RENEWAL OPTION

        Tenant (but not any assignee or subtenant of Tenant, even if Landlord's consent is obtained as required by this Lease) is granted the option(s) to extend the term of this Lease for three (3) consecutive extended terms of five (5) years each, provided (a) Tenant is not in default at the time of exercise of the respective option, and (b) Tenant gives written notice of its exercise of the respective option at least one hundred eighty (180) days prior to the expiration of the then existing Lease Term. Each extension term shall be upon the same terms, conditions and rentals, except (i) Tenant shall have no further right of renewal after the last extension term prescribed above, and (ii) the monthly minimum guaranteed rental will be as follows:

First Option	Years 21-25	$166,000.00 per year
Second Option	Years 26-30	$182,000.00 per year
Third Option	Years 31-35	$200,000.00 per year

In the event Tenant has not agreed in writing to accept the monthly minimum guaranteed rental before ninety (90) days prior to the expiration of the then existing term, Landlord at its option may terminate this Lease as of the expiration of the then existing Lease Term.

INITIALED:
LANDLORD:

TENANT:

EXHIBIT "E"

SUBORDINATION OF LANDLORD'S LIEN

        This Subordination Agreement is executed effective the          day of                         ,             , by Landlord hereinafter named and accepted and agreed to by and between Secured Party hereinafter named.

"Landlord":

Landlord's address: c/o Centex Development Company, 2728 N. Harwood, Suite 300, Dallas, TX 75201

"Secured Party":

Secured Party's address:

"Tenant": Chicago Pizza and Brewery, Inc.

Tenant's address: 16162 Beach Blvd., Suite 100, Huntington Beach, CA 92647

Tenant's trade name: BJ's Restaurant and Brewhouse

"Secured Property":

"Premises":

        WHEREAS, it is the intention of the parties that the Secured Property shall be mortgaged to the Secured Party to secure repayment by Tenant of a $                        indebtedness (the "Secured Indebtedness") to the Secured Party and for no other purpose; and

        WHEREAS, it is the desire of the Secured Party, that the Secured Party's security agreement (the "Security Agreement") executed by Tenant in favor of the Secured Party be superior to Landlord's lien on the Secured Property;

        THEREFORE, Landlord does hereby agree with the Secured Party that as long as the rental account of Tenant is current (or is brought current) the Security Agreement shall be superior to Landlord's lien to the extent of the Secured Indebtedness covered by the Security Agreement and that Landlord subordinates to the Secured Party its Landlord's lien on the Secured Property only to the extent of the Secured Indebtedness. It is understood and agreed that Landlord's subordination will not be deemed applicable to, and will terminate upon, any refinancing or extension of the Secured Indebtedness or additional financing without Landlord's prior written consent.

        It is further agreed that as long as the rental account of Tenant is current (or is brought current) the Secured Party, at all times until the Secured Indebtedness has been paid, shall have the right to

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enter and remove the Secured Property; provided, however, that the Secured Party shall promptly cause any damage to the Premises occasioned by such removal to be repaired at no expense to the Landlord.

LANDLORD:

By:
Duly Authorized Officer
Date of Signature:

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EXHIBIT "F"

RESTRICTION ON SHOPPING CENTER (EXCLUSIVE)

        1.    The Restriction. Subject to the conditions and exceptions mentioned below, Landlord agrees that during the original term of this Lease Landlord will not execute any lease for space within the Shopping Center with a tenant whose principal business activity is a brewery restaurant.

        2.    Conditions. The restriction described above shall apply only as long as all of the following conditions exist:

  a.
  Tenant is occupying the Demised Premises doing business in the manner permitted by Section 1.1(q) of this Lease;

  b.
  Tenant has timely paid as due all rentals and other charges prescribed in this Lease; and

  c.
  Tenant has not been in default with regard to any obligations prescribed in this Lease.

Upon the failure of one or more of the above conditions, the restriction upon the Shopping Center shall automatically cease and shall thereafter be of no further force or effect.

        3.    Exceptions. The following exceptions apply to the restriction described above:

  a.
  The restriction shall not apply after the conclusion of the Lease Term described in Section 1.1(k) of this Lease, notwithstanding any renewal or extension of this Lease which would result in Tenant's continued occupancy of the Demised Premises after the conclusion of the original term.

  b.
  The restriction shall not apply to any existing tenants in the Shopping Center, nor shall it apply to renewals or extensions of leases which pre-date the date of this Lease.

  c.
  The restriction shall not apply to any land located outside the present boundaries of the Shopping Center.

  d.
  If a court of competent jurisdiction or a governmental agency should determine the restriction to be illegal or unenforceable, or if Landlord and Tenant should agree that the restriction is illegal or unenforceable, the restriction shall automatically cease and shall thereafter be of no further force or effect; moreover, Landlord and Tenant further agree that in such event the remainder of this Lease will continue in full force and effect.

  e.
  If Landlord gives written notice to Tenant that a prospective tenant in violation of the restriction has requested that Landlord negotiate with it for space in the Shopping Center, then the restriction shall automatically cease and shall thereafter be of no further force or effect unless Tenant, within ten days after the delivery of Landlord's notice, agrees in writing to indemnify Landlord and hold Landlord harmless from all liability, legal actions (including, without limitation, court costs and attorneys' fees), expense and loss incurred by Landlord and related in any way to Landlord's attempts to comply with the restriction.
INITIALED:
LANDLORD:

TENANT:

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EXHIBIT "G"

VISTA RIDGE MARKETPLACE RULES AND REGULATIONS

        1.    The sidewalks, walks, plaza entries, corridors, malls, concourses, ramps, and other Common Areas of the Shopping Center shall not be obstructed or used by Tenant for any purpose other than ingress and egress to and from the Demised Premises.

        2.    All deliveries or shipments of any kind to and from the Demised Premises, including loading and unloading of goods, shall be made only by way of the rear of the Demised Premises or at any such reasonable location designated by Landlord, and only at such reasonable times designated for such purpose by Landlord. Trailers and/or trucks servicing the Demised Premises shall remain parked in the Shopping Center only during those periods reasonably necessary to service Tenant's operations, and then only in locations designated by Landlord.

        3.    Tenant shall not install any resilient tile or similar floor covering in the Demised Premises except with prior approval of the Landlord. The use of cement or other similar adhesive material is expressly prohibited.

        4.    No additional locks or bolts of any kind shall be placed on any door in the Shopping Center or the Demised Premises and no lock on any door therein shall be changed or altered in any respect without the prior written consent of Landlord not to be unreasonably withheld. Landlord shall furnish two keys for each lock on exterior doors to the Demised Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Demised Premises. Landlord may at all times keep a pass key to the Demised Premises. All entrance doors to the Demised Premises shall be left closed at all times and left locked when the Demised Premises are not in use.

        5.    Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Shopping Center or to the Demised Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Shopping Center shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber, spring type, or other vibration eliminators sufficient to eliminate the noise or vibration.

        6.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant.

        7.    Initial move-in refuse from inventory, including but not limited to packing crates, shall be removed at Tenant's sole cost and expense. Any wet trash, including but not limited to food debris, is to be placed in plastic bags and tied before being placed in trash containers. All boxes are to be broken down before being placed inside the containers. Sidewalk containers are not for personal use. Tenant, or the employees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Demised Premises or in the corridors or walks of the Center. In the event any item is left at the rear of the Demised Premises or at the base of a refuse container and it can be determined to which tenant it belongs, Landlord has the right to charge that tenant the cost to have it removed. Unless a container is marked by a tenant paying individually and separately for trash collection, containers are for all Shopping Center tenants and do not belong to any one tenant. The exterior areas immediately adjoining the Demised Premises shall be kept clean and free from dirt and rubbish by Tenant and its employees, and Tenant shall not place or permit any

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obstructions or merchandise in such areas. No debris shall be swept or removed from the Demised Premises onto sidewalks or other Common Areas.

        8.    All services requests are to be reported promptly and directly to Landlord's designated agent during normal office hours, excepting emergencies which shall be reported as soon as practicable.

        9.    Tenant shall not place, or cause or allow to be placed, any signs, placards, banners, flags, pictures, advertisements, notices or lettering whatsoever, in, about or on the exterior of the Demised Premises or Shopping Center except in and at such places as may be consented to by Landlord in writing or as allowed by the Signage Criteria for the Shopping Center promulgated by Landlord from time to time. Any such signs, placard, advertisement, picture, notice or lettering so placed may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on doors shall conform to the Signage Criteria.

        10.  No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Demised Premises may be installed by Tenant without Landlord's prior written consent.

        11.  Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Shopping Center or its desirability for retail use and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

        12.  Tenant shall not bring or permit to be brought or kept in or on the Demised Premises or the Shopping Center any inflammable, combustible, corrosive, caustic, poisonous, explosive or hazardous substance (except for cleaning solutions customarily used in Tenant's business, and provided that Tenant only maintains on the Demised Premises quantities necessary for such use and Tenant complies with all applicable laws governing the use, storage and disposal thereof) or cause or permit any odors to permeate in or emanate from the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Shopping Center by reason of light, radiation, magnetism, noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Shopping Center.

        13.  Canvassing, soliciting or peddling in the Shopping Center is prohibited and Tenant shall cooperate to prevent same.

        14.  Tenant shall give, as soon as practicable, notice to Landlord in case of theft, unauthorized solicitation or accident in the Demised Premises or in the Shopping Center or of defects therein or defects in any fixtures or equipment, or of any known emergency in the Shopping Center.

        15.  Landlord reserves the right to deny entrance to the Shopping Center or remove any person or persons from the Shopping Center in any case where the conduct of such person involves a hazard or nuisance to any tenant of the Shopping Center or to the public or in the event of fire or other emergency, riot, civil commotion or similar disturbance involving risk to the Shopping Center, tenants or the general public.

        16.  No portion of the Demised Premises shall at any time be used or occupied as sleeping or lodging quarters. No animals or birds, with the exception of guide dogs accompanying visually handicapped persons, shall be brought or kept in or about the Demised Premises. Unless otherwise expressly provided for in the Lease, Tenant shall not do any cooking on the Demised Premises. Tenant may, however, for the use of its employees, operate a coffee bar and allow the use of a microwave oven.

        17.  Tenant shall at all times keep the Demised Premises neat and orderly.

        18.  Tenant shall not use or permit any portion of the Demised Premises to be used for any use other than those specifically granted in the Lease.

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        19.  Landlord shall have the right to designate and restrict the areas available within the Shopping Center for the parking of vehicles by Tenant, its employees, agents, visitors and invitees.

        20.  Tenant shall be responsible for the compliance with these rules and regulations by the employees, agents, customers and invitees of Tenant.

        21.  In the event of any conflict between the terms of these rules and regulations and the express provisions of Tenant's Lease, the express, applicable provisions of the Lease shall control.

        22.  Landlord reserves the right, without the approval of Tenant, to add new rules and regulations, and to waive, rescind, add to and amend any rules or regulations with respect to any tenant or tenants, as Landlord in its sole judgment shall from time to time find necessary or appropriate in order to provide for the safety, protection, care and cleanliness of the Shopping Center, the operation thereof, the preservation of good order therein, and the protection and comfort of tenants and their employees, agents, customers and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed, except to the extent such additional rules or regulations conflict with the express provisions of this Lease. The amendment or waiver by Landlord of any rules or regulations for the benefit of any particular tenant of the Shopping Center shall not be construed as a waiver of such rules and regulations in favor of this Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants in the Shopping Center.

        23.  No Tenant shall perform construction, remodeling and/or renovation projects to its premises during the period from November 1 to December 31 of each year, without the prior written consent of Landlord.

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QuickLinks

GROUND LEASE AGREEMENT
TABLE OF CONTENTS
LEASE AGREEMENT
ARTICLE 1 DEFINITIONS AND CERTAIN BASIC PROVISIONS
ARTICLE 2 GRANTING CLAUSE
ARTICLE 3 DELIVERY OF PREMISES; CONSTRUCTION OF PREMISES
ARTICLE 4 RENT
ARTICLE 5 SALES REPORTS, RECORDS AND FINANCIAL STATEMENTS
ARTICLE 6 TENANT'S RESPONSIBILITY FOR TAXES AND OTHER REAL ESTATE CHARGES
ARTICLE 7 COMMON AREA
ARTICLE 8 MERCHANT'S ASSOCIATION OR PROMOTIONAL FUND
ARTICLE 9 USE AND CARE OF DEMISED PREMISES
ARTICLE 10 MAINTENANCE AND REPAIR OF DEMISED PREMISES AND BUILDING
ARTICLE 11 ALTERATIONS
ARTICLE 12 LANDLORD'S RIGHT OF ACCESS
ARTICLE 13 SIGNS; STORE FRONTS
ARTICLE 14 UTILITIES
ARTICLE 15 INSURANCE COVERAGES
ARTICLE 16 WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION
ARTICLE 17 DAMAGES BY CASUALTY
ARTICLE 18 EMINENT DOMAIN
ARTICLE 19 ASSIGNMENT AND SUBLETTING
ARTICLE 20 SUBORDINATION; ATTORNMENT; ESTOPPELS
ARTICLE 21 DIRECTION OF TENANT'S ENERGIES
ARTICLE 22 DEFAULT BY TENANT AND REMEDIES
ARTICLE 23 LANDLORD'S CONTRACTUAL SECURITY INTEREST
ARTICLE 24 HOLDING OVER
ARTICLE 25 NOTICES
ARTICLE 26 COMMISSIONS
ARTICLE 27 REGULATIONS
ARTICLE 28 MISCELLANEOUS
ARTICLE 29 LIQUOR LICENSE
EXHIBIT "A" SITE PLAN FOR THE SHOPPING CENTER
EXHIBIT "B" SITE PLAN FOR THE DEMISED PREMISES
EXHIBIT "B-1" LEGAL DESCRIPTION FOR THE DEMISED PREMISES
EXHIBIT "C" LANDLORD CONSTRUCTION DURING PRELIMINARY TERM
EXHIBIT "C-1" ALLOWANCE
EXHIBIT "D" RENEWAL OPTION
EXHIBIT "E" SUBORDINATION OF LANDLORD'S LIEN
EXHIBIT "F" RESTRICTION ON SHOPPING CENTER (EXCLUSIVE)
EXHIBIT "G" VISTA RIDGE MARKETPLACE RULES AND REGULATIONS